                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                  ___________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 18, 1998



                           TOTAL RESEARCH CORPORATION
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  0-15692              22-2072212
         ----------                ---------            ------------
 (State or other jurisdiction     (Commission          (IRS Employer
     of incorporation)            File Number)        Identification No.)



   Princeton Corporate Center
   5 Independence Way, CN 5305
   Princeton, New Jersey                                  08543
  -----------------------------                          -------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number,
including area code:  (609) 520-9100
                      --------------


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.
         ------------


     On July 1, 1998, Total Research Corporation (the "Company") closed the transactions contemplated by the Amended and Restated Stock Purchase Agreement dated as of June 18, 1998 (the "Purchase Agreement"), among the Company and David Brodsky, as the representative of a group of investors (the "Investor Group"), pursuant to which, among other things, the Investor Group purchased from the Company an aggregate of 1,000,000 shares of the Company's Common Stock at a purchase price of $2.25 per share (subject to a downward adjustment of up to a maximum of $.05 per share, as more particularly described in the Purchase Agreement), and issued to the Investor Group options, exercisable at any time within five (5) years from the issuance thereof, to purchase an aggregate of 250,000 shares of the Company's Common Stock at an exercise price of $2.25 per share.



     The terms of the Purchase Agreement include an undertaking by the Investor Group to assist the Company in obtaining up to $25,000,000 in debt or equity financing for acquisitions or other projects approved by the Board of Directors of the Company (the "Board").



     Effective immediately upon the closing (the "Closing") of the transactions contemplated by the Purchase Agreement, pursuant to a resolution adopted by the Board on June 18, 1998, the number of directors which constitute the whole Board was increased from six (6) to eight (8). Also effective immediately upon the Closing, pursuant to a resolution adopted by the Board on June 18, 1998, the Company accepted the resignation of William N. Levy, Esq. as director of the Company.



     To fill the three (3) vacancies created by the foregoing increase in the size of the Board and the resignation of Mr. Levy as a director of the Company, effective immediately upon the Closing, pursuant to a resolution adopted by the Board on June 18, 1998, David Brodsky, George L. Lindemann and Howard L. Shecter were appointed to the Board, to serve until the next annual meeting of the shareholders of the Company and until their successors shall have been duly
elected and shall have qualified.   In addition, Mr. Brodsky was appointed
Chairman of the Board, to hold office at the pleasure of the Board.


     On July 1, 1998, the Company issued a press release regarding the Closing. This press release has been filed as an exhibit to this report.

                                *      *      *


     On June 18, 1998, the Board adopted a resolution amending and restating the Company's By-Laws in their entirety to read as set forth on Exhibit 3 attached hereto.


                                *      *      *


     On July 1, 1998, the Company entered into an Employment Agreement with Albert Angrisani, providing, among other things, for the employment by the Company of Mr. Angrisani as the Company's President and Chief Executive Officer for a term of three (3) years, effective immediately.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         ------------------------------------------------------------------


     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
         Not applicable.

     (b) PRO FORMA FINANCIAL INFORMATION.
         Not applicable.

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     (c) EXHIBITS.

     Exhibit No.  Description of Exhibit
     -----------  ----------------------

           3(ii).  Amended and Restated By-Laws of the Company, effective June
                    18, 1998.



          10.1. Amended and Restated Stock Purchase Agreement dated as of June 18, 1998, among the Company and David Brodsky, as the representative of the Investor Group.



          10.2. Employment Agreement dated as of July 1, 1998 between the Company and Albert Angrisani.



          10.3. Stock Option Agreement dated as of July 1, 1998 between the Company and David Brodsky.



          10.4. Stock Option Agreement dated as of July 1, 1998 between the Company and Eugene Goldberg.



          10.5. Stock Option Agreement dated as of July 1, 1998 between the Company and Donald Jacobson.



          10.6. Stock Option Agreement dated as of July 1, 1998 between the Company and Anthony M. Lamport.



          10.7. Stock Option Agreement dated as of July 1, 1998 between the Company and Howard L. Shecter.



          10.8. Stock Option Agreement dated as of July 1, 1998 between the Company and George L. Lindemann.



          10.9. Stock Option Agreement dated as of July 1, 1998 between the Company and Alan L. Stuart.


          99.      Press Release issued by the Company on July 1, 1998.

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     SIGNATURES
     ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TOTAL RESEARCH CORPORATION




Date:  July 10, 1998          By: /s/ Richard G. Morrow, Jr.
                                  ------------------------------
                                  Richard G. Morrow, Jr.
                                  Vice President, Controller and Secretary

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                               INDEX OF EXHIBITS



     Exhibit No.  Description of Exhibit
     -----------  ----------------------

          3(ii).   Amended and Restated By-Laws of the Company, effective June
                    18, 1998.



          10.1. Amended and Restated Stock Purchase Agreement dated as of June 18, 1998, among the Company and David Brodsky, as the representative of the Investor Group.



          10.2. Employment Agreement dated as of July 1, 1998 between the Company and Albert Angrisani.



          10.3. Stock Option Agreement dated as of July 1, 1998 between the Company and David Brodsky.



          10.4. Stock Option Agreement dated as of July 1, 1998 between the Company and Eugene Goldberg.



          10.5. Stock Option Agreement dated as of July 1, 1998 between the Company and Donald Jacobson.



          10.6. Stock Option Agreement dated as of July 1, 1998 between the Company and Anthony M. Lamport.



          10.7. Stock Option Agreement dated as of July 1, 1998 between the Company and Howard L. Shecter.



          10.8. Stock Option Agreement dated as of July 1, 1998 between the Company and George L. Lindemann.



          10.9. Stock Option Agreement dated as of July 1, 1998 between the Company and Alan L. Stuart.


          99.      Press Release issued by the Company on July 1, 1998.

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